Accelerant Announces First Quarter 2026 Results
First Quarter 2026 Results
•Exchange Written Premium of $1.14 billion grew 16% year-over-year
•Third-Party Direct Written Premium accounted for 41% of Exchange Written Premium volume
•Pre-tax income of $2 million, net loss of $4 million, net loss per diluted share of $0.02
•Adjusted net income of $38 million increased 118% over the prior year, and adjusted net income per diluted share was up 113% to $0.17
•Adjusted EBITDA of $66 million
•Repurchased 828,333 Class A common shares for $11 million
Second Quarter and Full Year 2026 Outlook
•Exchange Written Premium expected to be $1.27 billion to $1.32 billion in the second quarter of 2026 and at least $5.2 billion for the full year 2026
•Third-Party Direct Written Premium expected to be $580 million to $620 million in the second quarter of 2026 and at least $2.3 billion for the full year 2026
•Adjusted EBITDA expected to be $60 million to $66 million in the second quarter of 2026 and at least $285 million for the full year 2026, including $276 million of fee-based (non-Underwriting Segment) Adjusted EBITDA
ATLANTA--(BUSINESS WIRE)-- Accelerant Holdings (NYSE: ARX), a data-driven company modernizing the specialty insurance marketplace through the Accelerant Risk Exchange, today announced financial results for the first quarter ended March 31, 2026.
“We had an excellent first quarter. We delivered strong performance against all six of our KPIs, reflecting the ongoing momentum across our business,” said Jeff Radke, Chairman and CEO. “We are attracting and growing with the best MGAs, making them even better with our data, analytics and increasingly autonomous underwriting tools. And we are connecting them to diversified, committed and high-quality risk capital partners that are looking to generate attractive, predictable returns. We are well on our way to making Accelerant the rails on which specialty insurance runs.”
“Our first quarter financial results are further proof in the underlying growth embedded in our business model,” said Linda S. Huber, Accelerant’s Chief Financial Officer. “Exchange Written Premium eclipsed $1 billion for the fourth quarter in a row, growing 16% year-over-year. Importantly, our fee-based operating revenue and adjusted EBITDA increased 52% and 112%, respectively, as we focus on growing our capital-light businesses. Looking ahead, we continue to expect a very strong 2026 driven by the high-quality and recurring fee generation of the Accelerant Risk Exchange.”
Jeff Radke continued, “I’d like to welcome our two new independent Board members, David Talach and Simon Wainwright, who were elected at our annual general meeting of shareholders earlier this week. Both are highly skilled and talented executives and bring diverse perspectives that will be valuable to the Board and the management team. Accelerant will greatly benefit from their experience, expertise and counsel.”

First Quarter 2026 Key Results

Three Months Ended March 31,
(in millions, unless indicated)	2026	2025
Number of members	296	232
Net revenue retention	116%	157%
Exchange written premium	$ 1,138.7	$ 985.2
Accelerant direct written premium	59%	81%
Third-party direct written premium	41%	19%
Accelerant-retained exchange premium	10%	8%
Exchange written premium growth rate	16%	69%
Total revenues	$ 273.3	$ 178.0
Gross loss ratio	52.1%	53.3%
Income before income taxes	$ 2.0	$ 15.5
Net (loss) income	$ (4.1)	$ 7.8
Non-GAAP financial measures (1)
Operating revenues (1)	$ 273.2	$ 174.0
Adjusted EBITDA (1)	$ 66.1	$ 38.8
Adjusted EBITDA margin (1)	24%	22%
Adjusted net income (1)	$ 37.7	$ 17.3
Adjusted earnings per diluted share (1)	$ 0.17	$ 0.08
(1) Information regarding the non-GAAP financial measures included in this press release, including definitions of these measures, reconciliations to the most comparable GAAP measures and limitations related thereto, is described below under “Use of Non-GAAP Financial Measures” and in the tables attached to this press release. Beginning with first quarter of 2026, Accelerant updated definitions for these non-GAAP financial measures to exclude the impact of net realized and unrealized investment gains or losses. Net realized and unrealized investment gains were $0.1 million and $4.0 million in the first quarter of 2026 and 2025, respectively. Figures for the first quarter of 2025 in the table above were recast to reflect the new presentation.
Conference Call Information
Accelerant will host a webcast and conference call to discuss the first quarter financial results on May 14, 2026, at 8:00 a.m. ET. A live webcast of the call can be accessed on Accelerant’s Investor Relations website at https://investor.accelerant.ai. To access the call via telephone in North America, please dial 800-715-9871. For callers outside the United States, please dial +1 646-307-1963. Participants should reference the conference call ID code 6232893 after dialing in.
A webcast replay of the call will be available on Accelerant's website at accelerant.ai in its Investors section for a year following the call.
About Accelerant
Accelerant is a data-driven risk exchange connecting underwriters of specialty insurance risk with risk capital providers. Accelerant was founded in 2018 by a group of longtime insurance industry executives and technology experts who shared a vision of rebuilding the way risk is exchanged – so that it works better, for everyone. The Accelerant Risk Exchange does business across 22 different countries and approximately 700 specialty insurance products.

Accelerant generates revenue by charging fees on the Exchange Written Premium shared with Risk Capital Partners that rely on Accelerant to source, manage, and monitor portfolios of specialty risk. There was $4.34 billion in Exchange Written Premium during the trailing twelve months ended March 31, 2026. Accelerant harnesses advanced data analytics and AI to optimize risk management, align incentives across the insurance value chain, and provide transparent and efficient solutions for MGAs and Risk Capital partners globally.

Investor Relations	Media Relations
Ray Iardella	Chelsea Allison
ray.iardella@accelins.com	chelsea@heycommand.com

Forward-Looking Statements
All statements in this release and in the corresponding earnings call that are not historical are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve substantial risks and uncertainties. Accelerant Holdings (“we” or “our”) generally identifies forward-looking statements by use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “projection,” “seek,” “should,” “will” or “would,” or the negative thereof or other variations thereon or comparable terminology. In particular, statements about the markets in which we operate, including growth of our various markets, and our expectations, beliefs, plans, strategies, objectives, prospects, assumptions, or future events or performance contained in this release and in the corresponding earnings call are forward-looking statements.
We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed in Accelerant’s Annual Report on Form 10-K for the year ended December 31, 2025 under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as may be supplemented in Accelerant’s subsequent Quarterly Reports on Form 10-Q and in other periodic and current reports filed by Accelerant with the SEC, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements, or could affect our share price.
Use of Non-GAAP Financial Measures
In assessing the performance of our business, non-GAAP financial measures are used that are derived from our consolidated financial information but are not presented in our consolidated financial statements prepared in accordance with U.S. GAAP. We consider these non-GAAP financial measures to be useful metrics for management and investors to evaluate our financial performance by excluding certain items that are related to our non-core business operations and therefore are not considered to be directly attributable to our underlying operating performance.

These non-GAAP financial measures, as described below, should not be considered substitutes for the reported results prepared in accordance with U.S. GAAP and should not be considered in isolation or as alternatives to U.S. GAAP net income or net (loss) as indicators of our financial performance. Although we use these non-GAAP financial measures to assess the performance of our business, such use is limited because it does not include certain material costs necessary to operate our business. Our presentation of these non-GAAP financial measures should not be construed as indications that our future results will be unaffected by unusual or non-recurring items. These non-GAAP financial measures, as determined and presented by us, may not be comparable to related or similarly titled measures reported by other companies.
The following non-GAAP financial measures are used in this document or in other disclosures we make from time to time:
Adjusted EBITDA, Adjusted Net Income (Loss), and Adjusted Earnings per Diluted Share
We define "Adjusted EBITDA" as U.S. GAAP net income (loss) less the impact of depreciation and amortization, interest expenses, income tax expenses and the following items:
i.Net realized and unrealized gains (losses) on investments: Primarily represents changes in fair value of investment funds, realized gains and losses on dispositions of investments, and changes in fair value of certain other equity security investments accounted for under the measurement alternative where we adjust fair value based on observable price movements in such, or similar, investments.
ii.Other expenses: Represents costs related to our non-core business operations, primarily related to our global enterprise resource planning system and integrated financial reporting systems, and legal and advisory costs in connection with corporate development activities including mergers and acquisitions, capital raising activities and entity formations that support our growing business, and Mission profit sharing expenses.
iii.Non-recurring profits interest distribution expenses resulting from the IPO: Represents non-cash profits interest distribution expenses related to the settlement of all outstanding profits interest awards through the distribution of our 65,270,453 Class A common shares held by Accelerant Holdings LP to certain of our officers and employees that fully vested upon the IPO. These expenses were entirely offset by a corresponding capital contribution for that distribution of shares. These expenses only occurred at one point in time (July 2025) and will not recur.
iv.Share-based compensation expenses included within general and administrative expenses: Represents non-cash expense related to the fair value of share-based equity awards granted to employees and directors, including restricted stock units and stock options and other awards that can settle in cash, recognized over the requisite service period for the awards.
v.Net foreign currency exchange gains (losses): Represents non-cash foreign currency gains or losses related to transactions in currencies other than an operation’s functional currency and are excluded both on the basis of volatility and that such amounts are largely offset by corresponding changes in other comprehensive income primarily based on our intercompany reinsurance.
We define "Adjusted Net Income (Loss)" as U.S. GAAP net income (loss) excluding the impact of the following items:
i.net realized and unrealized gains (losses) on investments;
ii.other expenses;
iii.non-recurring profits interest distribution expenses resulting from the IPO;

iv.share-based compensation expenses included within general and administrative expenses;
v.the tax effect of the above adjustments.
We define “Adjusted Earnings per Diluted Share” as adjusted net income for a period divided by the corresponding weighted average diluted shares on a U.S. GAAP basis. (GAAP diluted shares are used for simplicity and that any difference from recalculating such diluted shares using adjusted income is expected to be immaterial.)
Operating Revenues
We define “Operating Revenues” as U.S. GAAP revenues less the impact of net realized and unrealized gains (losses) on investments.
Adjusted EBITDA Margin
We define “Adjusted EBITDA Margin” as Adjusted EBITDA divided by Operating Revenues. Adjusted EBITDA Margin is an internal performance measure used in the management of our operations.
The reconciliation of the above non-GAAP measures to each of their most directly comparable GAAP financial measures is set forth in the reconciliation table accompanying this document.

Accelerant Holdings
Condensed Consolidated Statements of Operations
(in millions, except per share amounts)
(unaudited)

	Three Months Ended March 31,
(expressed in millions of US dollars, except per share data)	2026	2025
Revenues
Ceding commission income	$ 80.5	$ 70.7
Direct commission income	50.8	28.1
Net earned premiums	129.8	63.0
Net investment income	12.1	12.2
Net realized gains on investments	0.1	2.3
Net unrealized gains on investments	—	1.7
Total revenues	273.3	178.0
Expenses
Losses and loss adjustment expenses	81.8	45.2
Amortization of deferred acquisition costs	33.6	17.1
General and administrative expenses	123.8	75.3
Interest expenses	2.5	2.6
Depreciation and amortization	10.0	7.4
Net foreign exchange losses	1.9	3.1
Other expenses	17.7	11.8
Total expenses	271.3	162.5
Income before income taxes	2.0	15.5
Income tax expense	(6.1)	(7.7)
Net (loss) income	(4.1)	7.8
Adjustment for net income attributable to non-controlling interests	(1.1)	(1.3)
Net (loss) income attributable to Accelerant common shareholders	$ (5.2)	$ 6.5

Net (loss) income attributable to Accelerant per common share:
Basic	$ (0.02)	$ 0.04
Diluted	$ (0.02)	$ 0.03

Weighted-average common shares outstanding:
Basic	221,984,101	166,185,094
Diluted	221,984,101	205,273,147

Accelerant Holdings
Condensed Consolidated Balance Sheets
(in millions, except par value)
(unaudited)

	March 31, 2026	December 31, 2025
(expressed in millions of US dollars, except share data)
Assets
Investments
Short-term investments available for sale, at fair value (amortized cost 2026: $202.8 and 2025: $41.5)	$ 202.8	$ 41.6
Fixed maturity securities available for sale, at fair value (amortized cost 2026: $692.3 and 2025: $665.6)	687.4	670.4
Equity method investments	11.8	10.4
Other investments	84.2	84.0
Total investments	986.2	806.4
Cash, cash equivalents and restricted cash	1,536.5	1,799.3
Premiums receivable (net of allowance 2026: $4.8 and 2025: $4.6)	1,182.7	1,077.9
Ceded unearned premiums	1,848.5	1,812.4
Reinsurance recoverables on unpaid losses and LAE	1,858.5	1,682.3
Other reinsurance recoverables	676.8	594.2
Deferred acquisition costs	85.0	76.9
Goodwill and other intangible assets, net	111.9	115.1
Capitalized technology development costs, net	102.5	100.5
Other assets	215.5	198.1
Total assets	$ 8,604.1	$ 8,263.1
Liabilities and shareholders' equity
Unpaid losses and loss adjustment expenses	$ 2,129.2	$ 2,005.4
Unearned premiums	2,207.5	2,163.0
Payables to reinsurers	1,243.4	1,220.6
Deferred ceding commissions	247.8	232.5
Funds held under reinsurance	1,275.6	1,200.3
Debt	120.7	121.3
Accounts payable and other liabilities	660.0	593.6
Total liabilities	7,884.2	7,536.7
Commitments and contingencies
Equity
Shareholders' equity
Common shares (par value $0.000001 per share, issued and outstanding 2026: Class A - 115,973,643; Class B - 105,402,146 and 2025: Class A - 114,580,918; Class B - 107,241,428)	—	—
Additional paid-in capital	2,243.5	2,232.4
Accumulated other comprehensive (loss) income	(8.8)	2.2
Accumulated deficit	(1,542.1)	(1,536.9)
Total Accelerant shareholders' equity	692.6	697.7
Non-controlling interests	27.3	28.7
Total equity	719.9	726.4
Total liabilities and equity	$ 8,604.1	$ 8,263.1

Accelerant Holdings
Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Three Months Ended March 31,
(expressed in millions of US dollars)	2026	2025
Cash flows from operating activities
Net (loss) income	$(4.1)	$7.8
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Non-cash revenues, expenses, gains and losses included in net (loss) income:
Net realized gains on investments	(0.1)	(2.3)
Net unrealized gains on investments	—	(1.7)
Earnings from equity method investments	(0.2)	(0.5)
Share-based compensation expenses	28.8	2.4
Depreciation and amortization	10.0	7.4
Deferred income tax (benefit) expense	(0.4)	0.3
Net foreign exchange losses	1.9	3.1
Net accretion of discount on fixed maturity securities and short-term investments	(1.5)	(1.8)
Other, net	0.2	0.2
Changes in operating assets and liabilities:
Premiums receivable	(110.0)	(55.7)
Ceded unearned premiums	(40.9)	(138.0)
Reinsurance recoverables on unpaid losses and loss adjustment expenses	(82.7)	(188.7)
Other reinsurance recoverables	(86.6)	(2.0)
Deferred acquisition costs	(7.8)	4.3
Unpaid losses and loss adjustment expenses	142.2	194.2
Unearned premiums	61.8	155.0
Payables to reinsurers	27.2	66.6
Deferred ceding commissions	10.0	7.5
Funds held under reinsurance	(22.7)	108.0
Other assets, accounts payable and other liabilities	53.5	(74.3)
Net cash (used in) provided by operating activities	(21.4)	91.8
Cash flows from investing activities
Proceeds from sales of:
Fixed maturity securities	44.3	26.4
Maturities of fixed maturity securities	14.1	15.8
Payments for purchases of:
Fixed maturity securities	(91.0)	(126.9)
Equity method investments	(1.3)	—
Net change in short-term investments	(161.2)	2.5
Purchases of subsidiaries, net of cash acquired	(9.4)	—
Capitalized technology development expenditures	(6.7)	(6.6)
Other, net	(0.4)	(0.9)
Net cash used in investing activities	(211.6)	(89.7)
Cash flows from financing activities
Acquisition of common shares	(12.2)	—
Payment of debt	(0.8)	—
Acquisition of non-controlling interests in subsidiaries	(4.9)	—
Dividends paid to non-controlling interests	(1.3)	(2.3)
Net cash used in financing activities	(19.2)	(2.3)
Net decrease in cash, cash equivalents and restricted cash	(252.2)	(0.2)
Effect of foreign currency rate changes on cash, cash equivalents and restricted cash	(10.6)	17.9
Cash, cash equivalents and restricted cash at beginning of period	1,799.3	1,273.0
Cash, cash equivalents and restricted cash at end of period	$1,536.5	$1,290.7

Accelerant Holdings
Financial Information by Segment
(in millions)
(unaudited)

	Three Months Ended March 31, 2026
(in millions)	Exchange Services	MGA Operations	Underwriting	Total Segments	Corporate and Other	Consolidation and elimination adjustments	Total
Revenues
Ceding commission income	$ —	$ —	$ 10.0	$ 10.0	$ —	$ 70.5	$ 80.5
Direct commission income
Affiliated entities	72.7	28.8	—	101.5	—	(101.5)	—
Unaffiliated entities	26.4	24.4	—	50.8	—	—	50.8
Net earned premiums	—	—	129.8	129.8	—	—	129.8
Net investment income	0.9	0.9	9.2	11.0	1.1	—	12.1
Operating revenues	100.0	54.1	149.0	303.1	1.1	(31.0)	273.2
Losses and loss adjustment expenses	—	—	81.8	81.8	—	—	81.8
Amortization of deferred acquisition costs	—	—	49.0	49.0	—	(15.4)	33.6
General and administrative expenses	32.7	37.3	11.7	81.7	19.3	(9.3)	91.7
Adjusted EBITDA	$ 67.3	$ 16.8	$ 6.5	$ 90.6	$ (18.2)	$ (6.3)	$ 66.1
Net realized gains on investments							0.1
Share-based compensation expenses							(32.1)
Interest expenses							(2.5)
Depreciation and amortization							(10.0)
Net foreign exchange losses							(1.9)
Other expenses							(17.7)
Income before income taxes							$ 2.0

Accelerant Holdings
Financial Information by Segment (continued)
(in millions)
(unaudited)

	Three Months Ended March 31, 2025
(in millions)	Exchange Services	MGA Operations	Underwriting	Total Segments	Corporate and Other	Consolidation and elimination adjustments	Total
Revenues
Ceding commission income	$ —	$ —	$ 19.2	$ 19.2	$ —	$ 51.5	$ 70.7
Direct commission income
Affiliated entities	59.0	31.5	—	90.5	—	(90.5)	—
Unaffiliated entities	11.2	16.9	—	28.1	—	—	28.1
Net earned premiums	—	—	63.0	63.0	—	—	63.0
Net investment income	0.6	0.9	10.0	11.5	0.7	—	12.2
Operating revenues	70.8	49.3	92.2	212.3	0.7	(39.0)	174.0
Losses and loss adjustment expenses	—	—	45.2	45.2	—	—	45.2
Amortization of deferred acquisition costs	—	—	24.8	24.8	—	(7.7)	17.1
General and administrative expenses	23.8	31.2	11.5	66.5	14.5	(8.1)	72.9
Adjusted EBITDA	$ 47.0	$ 18.1	$ 10.7	$ 75.8	$ (13.8)	$ (23.2)	$ 38.8
Net realized gains on investments							2.3
Net unrealized gains on investments							1.7
Share-based compensation expenses							(2.4)
Interest expenses							(2.6)
Depreciation and amortization							(7.4)
Net foreign exchange losses							(3.1)
Other expenses							(11.8)
Income before income taxes							$ 15.5

Accelerant Holdings
Reconciliation of GAAP to Non-GAAP Financial Results
(in millions)
(unaudited)

	Three Months Ended March 31,
(in millions)	2026	2025
Net (loss) income	$ (4.1)	$ 7.8
Adjustments:
Net realized gains on investments	(0.1)	(2.3)
Net unrealized gains on investments	—	(1.7)
Share-based compensation expenses	32.1	2.4
Other expenses	17.7	11.8
Tax effect of adjustments to net (loss) income (1)	(7.9)	(0.7)
Adjusted net income (2)	$ 37.7	$ 17.3
Adjustments:
Add back tax effect of adjustments to net (loss) income	7.9	0.7
Income tax expense	6.1	7.7
Interest expenses	2.5	2.6
Depreciation and amortization	10.0	7.4
Net foreign exchange losses	1.9	3.1
Adjusted EBITDA (2)	$ 66.1	$ 38.8

Total revenues	273.3	178.0
Less: net realized and unrealized gains on investments	(0.1)	(4.0)
Operating revenues (2)	$ 273.2	$ 174.0
Adjusted EBITDA margin (2)	24%	22%

Adjusted net income (2)	$ 37.7	$ 17.3
Weighted average shares outstanding - diluted	221,984,101	205,273,147
Adjusted earnings per diluted share (2)	$ 0.17	$ 0.08
(1)The tax effect of the adjustments to net (loss) income for each period presented were calculated using the statutory tax rates for each of our legal entities where such revenue and expense adjustments were incurred, including certain non-taxing jurisdictions. The statutory tax rates used in the calculations were adjusted in instances where our legal entities have applied full valuation allowances to their respective deferred tax assets of unutilized net operating losses. As such, the tax effect for the respective years varies based on the jurisdictional mix of where the revenue and expense adjustment were incurred in each year.
(2)Beginning with first quarter of 2026, Accelerant updated the definitions for these non-GAAP financial measures to exclude the impact of net realized and unrealized investment gains or losses. Net realized and unrealized investment gains were $0.1 million and $4.0 million in the first quarter of 2026 and 2025, respectively. Figures for the first quarter of 2025 in the table above were recast to reflect the new presentation.